Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption “Legal Matters” contained in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account Five, issued through MetLife Investors Insurance Company of California (File No. 333-54016).

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel

MetLife Investors Insurance Company of California

Newport Beach, California

November 1, 2004